QuickLinks -- Click here to rapidly navigate through this document

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors of Medtronic, Inc.:

        Our audits of the consolidated financial statements referred to in our report dated May 24, 2004 appearing in Exhibit 13 to this Annual Report on Form 10-K also included an audit of the financial statement schedule listed in Item 15(a)2 of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
May 24, 2004

41

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in each Registration Statement on Form S-8 (Registration Nos. 33-37529, 33-44230, 33-55329, 33-63805, 333-04099, 333-07385, 333-65227, 333-71259, 333-71355, 333-74229, 333-75819, 333-90381, 333-52840, 333-44766, 333-66978, 333-68594, 333-100624, 333-106566 and 333-112267) of Medtronic, Inc. of our report dated May 24, 2004 relating to the consolidated financial statements, which appears in Exhibit 13 to this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated May 24, 2004 relating to the financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
June 29, 2004

42

QuickLinks

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON FINANCIAL STATEMENT SCHEDULE
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM